UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

April 25, 2007

Date of Report (date of earliest event reported)

Overstock.com, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-49799	87-0634302
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

6350 South 3000 East

Salt Lake City, Utah 84121

(Address of principal executive offices)

(801) 947-3100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On April 25, 2007 Overstock.com, Inc. (the “Company”) entered into a Stock Purchase Agreement by and among the Company, OTravel.com, Inc., a wholly owned subsidiary of the Company (“OTravel”) and Castles Travel, Inc. (“Castles Travel”) dated April 25, 2007 (the “Purchase Agreement”), pursuant to which the Company sold all of the outstanding capital stock of OTravel to Castles Travel effective April 25, 2007 for $17.0 million, subject to certain post-closing adjustments to the purchase price.  The purchase price was paid by wire transfer to the Company of $11.0 million in cash and the delivery of senior and subordinated promissory notes made by OTravel in the aggregate principal amount of $6.0 million. The $3.0 million senior promissory note is secured by all of the capital stock of OTravel and is payable on the third anniversary of the sale; the $3.0 million subordinated promissory note is unsecured and is payable on the fifth anniversary of the sale.  In connection with the transactions contemplated by the Purchase Agreement, the Company terminated the escrow agreement it had previously entered into in connection with the Company’s purchase of OTravel (then named Ski West, Inc.) from the prior owners (the “Ski West Sellers”), released the amounts held in escrow under that agreement, and assigned all rights of the Company against the Ski West Sellers to Castles Travel.  Reference is hereby made to the terms of the Purchase Agreement, a copy of which is filed herewith as Exhibit 10.1, for additional information regarding the terms of the Purchase Agreement.

Item 1.02               Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 is hereby incorporated by reference.

Item 9.01                                             Financial Statements and Exhibits

(d)	Exhibits.	10.1	Stock Purchase Agreement dated April 25, 2007

		10.2	Press Release issued April 25, 2007

Certain statements contained in this Form 8-K include statements that are “forward-looking statements.” There are risks that the Company faces that could cause actual results to be materially different from those that may be set forth in forward-looking statements made by the Company. There also may be additional risks that the Company does not presently know or that it currently believes are immaterial which could also impair its business and results of operations. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Additional information regarding factors that could materially affect results and the accuracy of the forward-looking statements contained herein may be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSTOCK.COM, INC.

By:	/s/ David Chidester
David Chidester
Senior Vice President, Finance
Date:	April 25, 2007